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                                                                    EXHIBIT 1

                             Joint Filing Agreement

              In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $0.01, of IPC Communications, Inc., a Delaware corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(f)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

Cable Systems Holding, LLC


By:  /s/ Bruce Burkett                 By:  /s/ /David Kirby
  ---------------------------             ----------------------------
  Name:  Bruce Burkett                    Name: David Kirby
  Title: Manager


Citicorp Venture Capital Ltd.          By: /s/ John O'Mara
                                          ----------------------------
                                          Name: John O'Mara

By: /s/ Richard M. Cashin
   -------------------------
   Name: Richard M. Cashin
   Title: President

Citibank, N.A.

By: /s/ Glenn Gray
   -------------------------
   Name:  Glenn Gray
   Title: Assistant Secretary


Citicorp


By: /s/ Glenn Gray
   -------------------------
   Name:  Glenn Gray
   Title: Assistant Secretary


Citigroup Inc.


By: /s/ Glenn Gray
   -------------------------
   Name:  Glenn Gray
   Title: Assistant Secretary


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